Exhibit 10.1

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount:  Up to $2,000,000.00  Dated as of May 14, 2024

This Note amends and restates the Promissory Note, dated as of March 28, 2024 (the “Original Note”), from Thunder Bridge Capital Partners IV, Inc., a Delaware corporation (“Maker”), in the principal amount of up to One Million Dollars ($1,000,000), payable to the order of TBCP IV, LLC or its registered assigns or successors in interest or order (“Payee”). The terms, conditions and provisions of the Original Note are hereby amended and restated in their entirety effective as of the date hereof so that henceforth the terms, conditions and provisions of the Original Note shall read and be as set forth in this Note and Maker agrees to comply with and be subject to all of the terms, covenants and conditions of this Note effective as of the date hereof. Maker hereby acknowledges and agrees that this Note evidences the outstanding principal balance evidenced by the Original Note, as amended and restated pursuant to the immediately preceding sentence, together with any additional draw down on the principal of this Note. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the Original Note or the outstanding principal balance evidenced therein, which shall remain in full force and effect as hereby amended and restated. Maker promises to pay to the Payee, the principal sum of up to Two Million Dollars ($2,000,000.00) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below, of which $1,000,000 has previously been advanced to Payee as of the date hereof.  All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Repayment. The principal balance of this Note shall be payable on the earliest to occur of (i) the date on which Maker consummates its initial business combination and (ii) the date that the winding up of Maker is effective (such date, the “Maturity Date”). The principal balance may be prepaid at any time, at the election of Maker.

2.	Interest. This Note shall be non-interest bearing.

3.	Drawdown Requests. Maker and Payee agree that Maker may request from time to time up to Two Million Dollars ($2,000,000.00) (the “Maximum Loan Amount”) hereunder for costs reasonably related to Maker’s consummation of an initial business combination and for working capital purposes. The principal of this Note may be drawn down from time to time until the date on which Maker consummates its initial business combination, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must be in multiples of not less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee, in its sole discretion, shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note shall not exceed the Maximum Loan Amount. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. Except as set forth herein, no fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4.	Application of Payments. All payments received by Payee pursuant to this Note shall be applied first to the payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)           Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)           Voluntary Bankruptcy, etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.	Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c) hereof, the unpaid principal balance of this Note and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real or personal property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: made in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

11.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any claim in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Maker’s initial public offering (the “IPO”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim against the Trust Account for any reason whatsoever; provided, however, that upon the consummation of the initial business combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound to the terms of this Note..

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

THUNDER BRIDGE CAPITAL PARTNERS IV, INC.

By:	/s/ Gary A. Simanson
Name: Gary A. Simanson Title: Chief Executive Officer